OFFICER Indemnification Agreement

This Officer Indemnification Agreement, dated as of February 10, 2005 (this "Agreement"), is made by and between Oglebay Norton Company, an Ohio corporation (the "Company"), and Sylvie A. Bon (the "Indemnitee"), an officer of the Company.

RECITAL:

The Indemnitee is presently serving as an officer of the Company, and the Company desires that the Indemnitee continue serving in such capacity. The Indemnitee is willing, subject to certain conditions including the execution and performance of this Agreement by the Company, to continue serving in such capacity.

AGREEMENT:

NOW, THEREFORE, in order to induce the Indemnitee to continue to serve in her present capacity, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee agree as follows:

    Continued Service. The Indemnitee shall continue to serve, at the will of the Company or in accordance with a separate contract to the extent that such a contract is in effect at the time in question, as an officer of the Company so long as she is duly elected and qualified in accordance with the Amended and Restated Code of Regulations of the Company (the "Regulations") or until she resigns in writing in accordance with applicable law.

    Initial Indemnity. The Company shall indemnify the Indemnitee if or when she is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that she is or was an officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all costs, charges, expenses (including fees and expenses of attorneys or others; all such costs, charges, and expenses being herein jointly referred to as "Expenses"), judgments, fines, and amounts paid in settlement, actually, and reasonably incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision, if the Indemnitee acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the Company. In addition, with respect to any criminal action or proceeding, indemnification hereunder shall be made only if the Indemnitee had no reasonable cause to believe her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

        The Company shall indemnify the Indemnitee if or when she is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was an officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any and all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement thereof or any appeal of or from any judgment or decision, if the Indemnitee acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification pursuant to this Section 2(b) shall be made in respect of any action or suit in which the only liability asserted against the Indemnitee is pursuant to Section 1701.95 of the Ohio Revised Code (the "ORC").

        Any indemnification under Section 2(a) or 2(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because she has met the applicable standard of conduct set forth in Section 2(a) or 2(b). Such authorization shall be made (i) by the Board of Directors of the Company (the "Board") by a majority vote of a quorum consisting of Directors who were not and are not parties to or threatened with such action, suit, or proceeding, or (ii) if such a quorum of disinterested Directors is not available or if a majority of such quorum so directs, in a written opinion by independent legal counsel (designated for such purpose by the Board) which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified, within the five years preceding such determination, or (iii) by the shareholders of the Company (the "Shareholders"), or (iv) by the court of common pleas or other court in which such action, suit, or proceeding was brought.

        To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Section 2(a) or 2(b), or in defense of any claim, issue, or matter therein, she shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

        Expenses actually and reasonably incurred by the Indemnitee in defending any such action, suit, or proceeding referred to in Section 2(a) or 2(b), or in defense of any claim, issue or matter therein, shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, or proceeding under the procedure set forth in Section 4(b) hereof.

        For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a Director, officer, employee, member, manager, or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; the word "including" is used by way of illustration only and not by way of limitation.

        No amendment to the Second Amended and Restated Articles of Incorporation of the Company (the "Articles") or the Regulations shall deny, diminish, or encumber the Indemnitee's rights to indemnity pursuant to this Agreement, except to the extent that such amendment is required by law to be given effect. No amendment to the Articles or the Regulations shall deny, diminish, or encumber the Indemnitee's rights to indemnity pursuant to the Articles, the Regulations, the ORC, or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Shareholders, except to the extent that such amendment is required by law to be given effect. In the event that the Company shall purport to adopt any amendment to its Articles or Regulations or take any other action the effect of which is to deny, diminish, or encumber the Indemnitee's rights to indemnity pursuant to the Articles, the Regulations, the ORC, or any such other law, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof.

    Additional Indemnification. Pursuant to Section 1701.13(E)(6) of the ORC, without limiting any right which the Indemnitee may have pursuant to Section 2 hereof or any other provision of this Agreement or the Articles, the Regulations, the ORC, any policy of insurance, or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder and subject to the following provisions of this Section 3, the Company shall indemnify the Indemnitee against any amount which she is or becomes obligated to pay relating to or arising out of any claim made against him because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, that she commits, suffers, permits, or acquiesces in while acting in her capacity as an officer of the Company. The payments which the Company is obligated to make pursuant to this Section 3 shall include any and all Expenses, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision; provided, however, that the Company shall not be obligated under this Section 3 to make any payment in connection with any claim against the Indemnitee:

          to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying which results from a final, nonappealable order; or

          to the extent based upon or attributable to the Indemnitee having actually realized a personal gain or profit to which he was not legally entitled, including profit from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, or profit arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, or Rule 10b-5 promulgated thereunder.

        A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 3 shall be made in accordance with Section 4(a) hereof.

        Expenses incurred by the Indemnitee in defending any claim to which this Section 3 applies shall be paid by the Company as they are actually and reasonably incurred in advance of the final disposition of such claim under the procedure set forth in Section 4(b) hereof.

    Certain Procedures Relating to Indemnification. For purposes of pursuing her rights to indemnification under Section 3 hereof, the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit l attached hereto and made a part hereof (the "Indemnification Statement") averring that she is entitled to indemnification hereunder; and (ii) present to the Company reasonable evidence of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Company shall, within 60 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (A) within such 60-calendar-day period the Board shall resolve by vote of a majority of the Directors at a meeting at which a quorum is present that the Indemnitee is not entitled to indemnification under Section 3 hereof, (B) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and (C) the Board shall notify Indemnitee within such period of such vote, which notice shall disclose with particularity the evidence upon which the vote is based. The foregoing notice shall be sworn to by all persons who participated in the vote and voted to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of Indemnitee to indemnification under Section 3 of this Agreement so long as Indemnitee follows the prescribed procedure, and any determination by the Board that Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

        For purposes of obtaining payments of Expenses in advance of final disposition pursuant to Section 2(e) or Section 3(c) hereof, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the "Undertaking"), averring that she has reasonably incurred or will reasonably incur actual Expenses in defending an action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 10 hereof. The Indemnitee shall be eligible to execute the Undertaking by which she undertakes to repay such amount if it ultimately is determined that she is not entitled to be indemnified by the Company under this Agreement or otherwise. Upon receipt of the Undertaking, the Company shall thereafter promptly pay such Expenses of the Indemnitee as are noticed to the Company in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking. The Company shall advance to the Indemnitee all reasonable costs and expenses incurred or to be incurred by her in connection with any action under Section 3(c) within 20 days of receipt by the Company of a written request for such advance.

    Limitation on Indemnity. Notwithstanding anything contained herein to the contrary, the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, or proceeding that was initiated by the Indemnitee unless (a) such action, suit, or proceeding was initiated by the Indemnitee to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof, or (b) otherwise ordered by the court in which the suit was brought.

    Notification and Defense of Claims. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding as to which the Indemnitee may reasonably be expected to seek indemnification or advancement of expenses under this Agreement, the Indemnitee shall notify the Company of such event. However, the failure by the Indemnitee to timely notify the Company of any action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred in Section 3 for which Indemnitee seeks or may seek indemnification or advancement of expenses under this Agreement, shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such action, suit, proceeding or claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

        The Company shall be entitled to participate in the defense of any action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3 for which Indemnitee seeks or may seek indemnification or advancement of expenses under this Agreement or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such action, suit, proceeding or claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular action, suit, proceeding or claim) at the Company's expense. The Company shall not be liable to Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any threatened or pending action, suit, proceeding or claim without the Company's prior written consent. If the Company has assumed the defense of an action, suit, proceeding or claim as provided in this Section 6(b), the Company may defend or settle the action, suit, proceeding or claim as it deems appropriate; provided, however, that the Company may not settle any action, suit, proceeding or claim, without the prior written consent of the Indemnitee, in a manner that would impose any penalty or limitation on the Indemnitee other than monetary obligations that are indemnifiable by the Company under this Agreement. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

    Subrogation; Duplication of Payments. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has actually received payment (under any insurance policy, the Articles, the Regulations or otherwise) of the amounts otherwise payable hereunder.

    Shareholder Ratification. The Company may, at its option, propose at any future meeting of Shareholders that this Agreement be ratified by the Shareholders; provided, however, that the Indemnitee's rights hereunder shall be fully enforceable in accordance with the terms hereof whether or not such ratification is sought or obtained.

    Fees And Expenses of Enforcement. It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of her rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit, or proceeding to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of her choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses, including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee pursuant to this Section 9, unless the court determines that each of the material assertions made by the Indemnitee as a basis for the litigation or other legal action were not made in good faith or were frivolous.

    Successors. This Agreement shall be binding on upon and inure to the benefit of the Company and any successor to the Company. In the event that the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company hereunder by a writing in form and substance satisfactory to Indemnitee, and to indemnify the Indemnitee to the full extent provided herein. Whether or not the Company is the resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving, or acquiring corporation as she would have with respect to the Company if its separate existence had continued.

    Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent Indemnitee is, by reason of the fact that Indemnitee is or was an officer of the Company, a witness in any action, suit, proceeding or claim to which Indemnitee is not a party, she shall be indemnified against all expenses actually and reasonably incurred by her or on her is behalf in connection therewith.

    Nonexclusivity; No Third Party Beneficiaries; Severability. The rights to indemnification provided in Sections 2 and 3 of this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the ORC or any other statute, any insurance policy, agreement, or vote of shareholders or Directors or otherwise, as to any actions or failures to act by the Indemnitee, and shall continue after she has ceased to be a Director, officer, employee, or agent of the Company or other entity for which her service gives rise to a right hereunder; provided, however, that the Indemnitee hereby agrees that the provisions set forth in Sections 4 - 17 of this Agreement also shall apply to any rights of indemnification or advancement of expenses that Indemnitee may have under, and supersede, if necessary, provisions of the same subject matter set forth in, the Articles, the Regulations, the ORC or any other statute, insurance policy, agreement, or vote of shareholders or Directors, or otherwise.

        This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors, but otherwise the rights to indemnification provided by this Agreement are personal to Indemnitee and are non-transferable by Indemnitee, and no party other than the Indemnitee is entitled to indemnification under this Agreement.

        If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, and legal.

    Security. To ensure that the Company's obligations pursuant to this Agreement can be enforced by Indemnitee, the Company may, at its option, establish a trust pursuant to which the Company's obligations pursuant to this Agreement and other similar agreements can be funded.

    Notices. All notices and other communications hereunder shall be in writing and shall be personally delivered or sent by recognized overnight courier service (a) if to the Company, to the then-current principal executive offices of the Company (Attention: General Counsel) or (b) if to the Indemnitee, to the last known address of Indemnitee as reflected in the Company's records. Either party may change its address for the delivery of notices or other communications hereunder by providing notice to the other party as provided in this Section 14. All notices shall be effective upon actual delivery by the methods specified in this Section 14.

    Prior Agreements. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

    Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof. The Company and the Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Ohio for all purposes in connection with any action, suit, proceeding or claim which arises out of or relates to this Agreement and hereby waives any objections or defenses relating to jurisdiction with respect to any lawsuit or other legal proceeding initiated in or transferred to such courts.

    Modification. This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto.

    Headings; References. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. Unless otherwise expressly provided, references to Sections and Exhibits are to Sections of and Exhibits to this Agreement.

    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all counterparts together will constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

OGLEBAY NORTON COMPANY

By: /s/ Michael D. Lundin

Name: Michael D. Lundin

Title: President and CEO

/s/ Sylvie A. Bon_________________________

SYLVIE A. BON

Exhibit l

  INDEMNIFICATION STATEMENT

  STATE OF ________________)

  ) SS

  COUNTY OF ______________)

  I, _______________ , being first duly sworn, do depose and say as follows:

    This Indemnification Statement is submitted pursuant to the Officer Indemnification Agreement, dated ___________, 20__, between Oglebay Norton Company, an Ohio corporation (the "Company"), and the undersigned.

    I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, "Liabilities"), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 3 of the aforesaid Officer Indemnification Agreement.

    With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Officer Indemnification Agreement.

    Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of ________________________ ___________________________________________________________________________________________________________________________________________________________.

  ____________________________________

  [Signature of Indemnitee]

  Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _________, 20__.

  [Seal]

  My commission expires the _____ day of __________, 20__ .

  Exhibit 2

  UNDERTAKING

  STATE OF )

  ) SS

  COUNTY OF )

  I, _________________________________, being first duly sworn, do depose and say as follows:

    This Undertaking is submitted pursuant to the Officer Indemnification Agreement, dated ____________, 20__, between Oglebay Norton Company, an Ohio corporation (the "Company") and the undersigned.

    I am requesting payment of costs, charges, and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit or proceeding, referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 9, of the aforesaid Officer Indemnification Agreement.

    The costs, charges, and expenses for which payment is requested are, in general, all expenses related to

______________________________________________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

4. I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Officer Indemnification Agreement or otherwise.

____________________________________

[Signature of Indemnitee]

Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _________, 20__.

[Seal]

My commission expires the ____ day of ___________, 20__.